      As filed with the Securities and Exchange Commission on July 31, 2000
                                                      Registration No. 333-38840

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
               ---------------------------------------------------

                                 Amendment No. 2

                                       to
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

               ---------------------------------------------------

                          MICROWARE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

           IOWA                                 98-0169495
  (State or other jurisdiction of               (I.R.S. Employer
  incorporation or organization)                Identification Number)

               1500 NORTHWEST 118TH STREET, DES MOINES, IOWA 50325
                                 (515) 223-8000
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                                KENNETH B. KAPLAN
                          MICROWARE SYSTEMS CORPORATION
                           1500 NORTHWEST 118TH STREET
                             DES MOINES, IOWA 50325
                                 (515) 223-8000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                Arthur Don, Esq.
                                D'Ancona & Pflaum
                         111 E. Wacker Drive, Ste. 2800
                             Chicago, Illinois 60601
                                 (312) 602-2000
                               FAX (312) 602-3000

               ---------------------------------------------------

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

================================================================================

                       [Registration Cover Page Continued]

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
Title of Securities to be     Amount to be           Proposed maximum      Proposed maximum     Amount of
registered                    registered             offering price per    aggregate offering   Registration fee
                                                     share                 price
----------------------------------------------------------------------------------------------------------------------
                              5,122,078
Common Stock                  See notes (1) (2)      $2.1875 (4)           $11,204,545 (4)      $2,958 (4)
----------------------------------------------------------------------------------------------------------------------


Common Stock                  668,556 (2) (3)        $2.1875 (4)           $1,462,467 (4)       $387 (4)
----------------------------------------------------------------------------------------------------------------------
Total Securities to be
Registered and Registration
Fee                           5,790,634                                                         $3,345 (5)
----------------------------------------------------------------------------------------------------------------------





         (1) Pursuant to the terms of a Securities Purchase Agreement, the number of shares to be registered represents two hundred percent (200%) of the following: (a) 891,342 shares issuable upon conversion of the Series I Preferred Stock held by the selling shareholders, calculated by multiplying the number of shares of Series I Preferred Stock outstanding (1,922 shares) by the liquidation preference ($1,000) and then dividing the product ($1,922,000) by the conversion price (estimated to be $2.1563 for purposes of this registration statement), (b) 618,595 shares issuable upon the exercise of options, calculated by dividing the aggregate purchase price ($3,000,000) by the exercise price per share ($4.8497) and (c) 87,500 shares issuable upon the exercise of warrants, or a total of 3,194,874 shares. In addition, due to the fact that the conversion price of the Series I Preferred Stock is tied to the market price of the common stock just prior to conversion, and in case there is a decline in the market price of the common stock, 1,927,204 additional shares are being registered to ensure that a sufficient number of shares will be available upon the conversion of the Series I Preferred Stock.



         (2) This Registration Statement also relates to such indeterminate number of additional shares of common stock as may be issuable as a result of stock dividends, stock splits, reclassifications and other changes affecting the common stock of the registrant. Notwithstanding the foregoing, this Registration

Statement shall not cover any additional shares issuable upon the conversion of the preferred shares, beyond the shares covered by this Registration Statement, due to conversion rate adjustments resulting from decreases in the market price of the common stock.



         (3) On June 16, 2000, 668,556 shares of common stock were issued pursuant to the conversion of 1,578 shares of Series I Preferred Stock with a liquidation preference of $1,006.222 and a conversion price of $2.375.


         (4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) under the Securities Act of 1933, based on the average of the high and low prices per share of the common stock as reported on Nasdaq on July 26, 2000.


         (5) A fee of $3,345 was paid to the Securities and Exchange Commission on June 7, 2000 via wire transfer.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                             ----------------------
                                   PROSPECTUS
                             ----------------------




                               5,790,634 SHARES OF
                                 COMMON STOCK OF
                          MICROWARE SYSTEMS CORPORATION




         The selling shareholders identified in this prospectus, and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to a maximum of 5,790,634 shares of common stock of Microware Systems Corporation. These shares of common stock may be offered by the selling shareholders:



         - in transactions on the Nasdaq National Market or such other markets on which we may from time to time list our shares of common stock

         -        in privately negotiated transactions

         -        through a combination of these methods

         This prospectus is part of a registration statement that we are filing at this time to fulfill our contractual obligations with the selling shareholders. We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.

         Our common stock is listed on the Nasdaq National Market under the symbol "MWAR."

         You should carefully read the section named "Risk Factors" beginning on page four of this prospectus before investing in our common stock.

         NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                  The date of this prospectus is July __, 2000.

                                TABLE OF CONTENTS


                                                                                                               PAGE
Incorporation by Reference.................................................................................... 2
Prospectus Summary ........................................................................................... 3
Risk Factors.................................................................................................. 4
Use of Proceeds .............................................................................................. 8
Selling Shareholders.......................................................................................... 8
Plan of Distribution.......................................................................................... 9
Legal Matters.................................................................................................12
Experts ......................................................................................................12
Forward-Looking Statements ...................................................................................12
Where You Can Find More Information About Us..................................................................13




                               ------------------

                           INCORPORATION BY REFERENCE

         The United States Securities and Exchange Commission (the "Commission") allows us to incorporate by reference information filed with it, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus. In addition, information that we file with the Commission in the future will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We are incorporating by reference into this prospectus:



- our Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as amended under Form 10-K/A filed on July 19, 2000



-    our Current Report on Form 8-K dated April 19, 2000 and filed May 4, 2000

- the description of our common stock on Form 8-A filed March 14, 1996, including any amendment or report filed for the purpose of updating such description

- any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all of the shares are sold.

         Upon your request, we will furnish to you at no charge a copy of any documents incorporated by reference. Requests should be addressed to 1500 Northwest 118th Street, Des Moines, Iowa 50325, or by telephoning us at (515) 223-8000, Attn: Beth E. Law.

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with any different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of the prospectus or those documents.

                               PROSPECTUS SUMMARY

MICROWARE SYSTEMS CORPORATION

         We develop, market and support sophisticated real-time operating system software and development tools for the traditional embedded systems, communications, and consumer products markets. Our product line is built around the OS-9 real-time operating system, which was first introduced in 1980 and has been continually refined to incorporate advances in technology. OS-9 is a real-time operating system targeted at "embedded systems" computers dedicated to specialized tasks embedded within application-specific industrial or computer products. We market our products through our sales forces in North America, Europe and Japan.

         Our business is focused on developing and marketing OS-9 for use in traditional embedded systems, including industrial automation, transportation, medical, and government/military systems; communications infrastructure products, including networking equipment, ATM, ISDN, digital subscriber loop, Ethernet and fast Ethernet, and custom connectivity applications; and higher volume embedded systems for consumer and business uses, such as digital television decoders, advanced wireless telephones and pagers, point-of-sale equipment, workforce automation devices, in-car navigation systems and Internet appliances.

         Our principal executive office is 1500 Northwest 118th Street, Des Moines, Iowa 50325, and our telephone number is (515) 223-8000.

         Additional information regarding us, including our audited financial statements and a more detailed description of our business, is contained in the documents incorporated by reference in this prospectus. See "Incorporation by reference" and "Where you can find more information about us" on pages two and three, respectively.

THE OFFERING



         We are registering a maximum of 5,790,634 shares of our common stock to be offered for sale by the selling shareholders described in this prospectus. Those shares consist of the following:



          - Shares issuable upon conversion of 1,922 shares of Series I Preferred Stock, each with an initial liquidation value of $1,000 per share, with the liquidation value (including any accumulated dividends) convertible into common stock at a conversion price of the lower of (a) $4.8497 or (b) the average of the two lowest closing bid prices of the common stock, as recorded on Nasdaq, during the fifteen trading days prior to the conversion date (the "Preferred Stock")

          - Shares issuable upon exercise of stock options to purchase 618,595 shares of common stock at an exercise price of $4.8497 per share (the "Options")

          - Shares issuable upon exercise of warrants to purchase 87,500 shares of common stock at an exercise price of $5.3116 per share (the "Warrants")

          - 668,556 shares of common stock which were issued to the selling shareholders on

               June 16, 2000 upon the conversion of 1,578 shares of Series I Preferred Stock.



         We are registering a maximum of 5,790,634 shares of the common stock which are covered by this prospectus. Of such shares, 3,194,874 shares are registered in order to fulfill our contractual obligations under a registration rights agreement with the selling shareholders which obligates us to register 200% of the common stock acquirable upon conversion of the Preferred Stock and exercise of the Options and Warrants. In addition, to ensure that a sufficient number of shares will be available upon any conversion or exercise, an additional 1,927,204 shares are being registered. Previously, 668,556 shares were issued pursuant to the conversion of certain shares of the Preferred Stock. Our registration of the common stock does not necessarily mean that the selling shareholders will sell all or any portion of the common stock.



         We will not receive any proceeds if the selling shareholders decide to sell any of the common stock offered under this prospectus.

                                  RISK FACTORS

         BEFORE YOU PURCHASE SHARES OF OUR COMMON STOCK FROM THE SELLING SHAREHOLDERS, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS IN MAKING SUCH AN INVESTMENT, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THIS SECTION INCLUDES OR REFERS TO CERTAIN FORWARD-LOOKING STATEMENTS. YOU SHOULD REFER TO THE EXPLANATION OF THE QUALIFICATIONS AND LIMITATIONS ON SUCH FORWARD-LOOKING STATEMENTS DISCUSSED ON PAGE 10.

WE HAVE EXPERIENCED OPERATING LOSSES WHICH MAY CONTINUE IN THE FUTURE AND OUR OPERATING RESULTS HAVE VARIED SUBSTANTIALLY FROM QUARTER TO QUARTER.

         We have experienced significant operating losses for the past four fiscal years. While we have taken a number of measures to increase our revenues, decrease our operating expenses, and attain profitability, it is uncertain that these measures will be successful or that we will become profitable. In addition, our revenues and operating results have varied substantially from quarter to quarter, remain difficult to foresee due to the nature of the embedded systems market and our business, and should not be relied upon as an indication of future performance.

WE HAVE INVESTED IN EMERGING MARKETS WHICH MAY NOT RESULT IN REVENUES OR
EARNINGS.

         We have invested substantial resources in the development of emerging markets, in particular the digital television and wireless and Internet communications devices markets. While we have achieved a substantial number of licenses from Original Equipment Manufacturers (OEMs) in these markets and a number of the devices are currently in commercial deployment, these markets remain at an early stage and are increasingly competitive, and it is therefore uncertain that we will receive substantial revenues or earnings from products or services in these markets.

         We have continued our focus on the traditional embedded systems business in an effort to decrease the variability of our quarterly operating results and attain profitability. The traditional embedded systems business is diverse and increasingly competitive, and it is uncertain that we will be able to substantially increase our revenues from that particular market.

         The communications infrastructure device market is highly fragmented, very competitive, and technically demanding. While we believe the technological sophistication and openness of our product architecture for the market will allow us to establish a substantial revenue base in the communications infrastructure market, it is uncertain that we will be able to do so.

WE MAY BE UNABLE TO KEEP PACE WITH OUR COMPETITORS AND THE RAPID CHANGES IN TECHNOLOGY.

         The embedded systems markets are highly diverse and do not have established technology standards. A majority of embedded operating systems and applications are developed in-house by Original Equipment Manufacturers (OEMs), and no single processor platform accounts for a majority or even a substantial minority of the embedded systems under development. Moreover, the market is increasingly competitive, with a number of industry-leading companies with substantially greater financial and technical resources than us devoting substantial resources to the development of a significant market share in the embedded systems business. While we try to support the industry-leading 32-bit microprocessors which we believe represent the best market opportunities, and to offer the best possible array of incremental software functionalities, it is uncertain that our current products will meet the demands of the market in an environment of increasing competition and rapid technological changes.

WE MAY EXPERIENCE DELAYS IN PRODUCT DEVELOPMENT AND TRANSITIONS.

         We have experienced delays in software development in the past and we may experience similar delays in the future. Such delays, which can occur because of resource constraints, unforeseen technological obstacles within or outside our control, and changes in market requirements, can have a material adverse effect on our business.

THERE IS SUBSTANTIAL COMPETITION IN ALL OF OUR TARGETED MARKETS.

         There is substantial competition in all of our targeted markets. Many of our traditional competitors have grown substantially as a result of successful exploitation of growth in the embedded systems market, and in some cases have expanded their businesses in a manner which competes more directly with us. Wind River Systems Incorporated is a strong competitor in all of the embedded operating system markets. Microsoft Corporation has devoted substantial resources to the development of the embedded operating system business with its Windows CE product, which is attempting to capture a significant market share in the handheld computer market. Sun Microsystems, Inc. has developed an embedded operating system product called JavaOS which it markets together with its Java technology, and has made a number of business and technology acquisitions in the past fiscal years related to the development of its embedded systems business. As a result, we may be unable to successfully attain new market share or even maintain our existing market share in this increasingly competitive market.

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN QUALIFIED PERSONNEL.

         Our future performance depends to a significant degree upon the continued contributions of our key management, product development, marketing and sales personnel, many of whom have joined us recently. We have experienced significant turnover in personnel during the past few fiscal years. Our ability to execute our market strategy will depend to a large degree upon our ability to integrate new personnel into the Company. Competition for qualified personnel throughout the software industry is intense and it is uncertain that we will be successful in attracting and retaining such personnel.

WE DEPEND ON OUR INTERNATIONAL OPERATIONS WHICH INVOLVE CERTAIN RISKS.

         In recent years, we received at least 50% of our total revenue from sales outside North America, and this trend is anticipated to continue in the future. This dependence on international operations subjects us to certain risks, including tariffs and other barriers, difficulty in staffing and managing foreign subsidiary operations, difficulty in managing distributors and resellers, difficulty in accounts receivable collection, foreign currency exposure and adverse tax consequences. We are also subject to the risks associated with the imposition of protective import or export legislation and regulations by the United States or other countries. We cannot predict whether quotas, duties, taxes or other charges or restrictions will be implemented on our products in the future. These factors and/or the adoption of restrictive policies may have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND ON OUR PROPRIETARY TECHNOLOGY.

         Because substantially all of our revenues are derived from OS-9, a real-time operating system targeted at embedded systems, and related products, any impairment of OS-9 could have a material adverse impact on our business. Our business is therefore dependent on the adequacy of our intellectual property protection through patents, copyrights, trade secrets, and license agreements; the adequacy and continued availability of our licenses of integrated technology from third parties; and the absence of any material technology litigation related to our products.

OUR BOARD OF DIRECTORS HAS THE AUTHORITY TO ISSUE SHARES OF PREFERRED STOCK.

         Our Board of Directors has the authority to issue, without vote or action of stockholders, shares of preferred stock, including fixing the rights, preferences, privileges and restrictions of any such series. Such preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of common stock. Additionally, the selling shareholders have certain rights to participate in future issuances of preferred stock, if any.

WE HAVE ISSUED CERTAIN PREFERRED STOCK, OPTIONS AND WARRANTS.

         We have issued:

TO THE SELLING STOCKHOLDERS:



          - 3,500 shares of Series I Preferred Stock, of which 1,922 shares remain outstanding, convertible into shares of common stock at a conversion price of the lower of (a) $4.8497 or (b) the average of the two lowest closing bid prices of the common stock, as recorded on Nasdaq, during the fifteen trading days prior to the conversion date (there is no minimum average closing price that fixes the maximum number of shares issuable upon conversion of the Series I Preferred Stock)

          - stock options to purchase 618,595 shares of common stock at an exercise price of $4.8497 per share

          - warrants to purchase 87,500 shares of common stock at an exercise price of $5.3116 per share

TO MOTOROLA:


          - warrants to acquire 1,803,728 shares of Common Stock for $10.81 per share as may be adjusted, of which warrants to purchase 554,992 shares have terminated, warrants to purchase 554,992 shares are currently exercisable, and warrants to purchase an additional 693,744 shares will become exercisable on August 1, 2000


The selling stockholders through its ownership of the Preferred Stock, Options and Warrants have the opportunity to profit from a rise in the market price of our common stock, thus resulting in a possible dilution in the interest of other security holders. In addition, we have issued and will continue to issue substantial stock options to employees.

         Our ability to obtain additional capital might be adversely affected as long as these convertible securities remain unexercised. Moreover, the holders of such convertible securities may exercise such securities at a time when we may be able to obtain capital by a new offering of our securities on terms more favorable than those under which the existing warrants or options are exercisable.

THE REMAINING PREFERRED STOCK COULD LEAD TO SIGNIFICANT DILUTION OF THE PER SHARE VALUE OF THE COMMON STOCK AND DEPRESS MARKET PRICES.



         The total number of shares of common stock which may be issued to the selling shareholders upon the conversion of the Preferred Stock is based on a formula which is tied to the market price of the common stock just prior to the time of conversion. Thus, the conversion of the remaining 1,922 shares of Series I Preferred Stock held by the selling shareholders could significantly dilute the per share value of the common stock held by the current investors. More specifically, the lower the average of the two lowest closing bid prices of the common stock as recorded on Nasdaq and reported by the Bloomberg financial network or any successor reporting service during the fifteen trading days prior to the conversion date, the greater the number of shares of common stock that can be issued to the selling shareholders, and the greater the risk of dilution to other investors. There is no minimum average closing price that fixes the maximum number of shares issuable upon conversion of the Series I Preferred Stock. Additionally, a low conversion price may cause the selling shareholders to convert their shares of Preferred Stock and immediately sell their common shares, thereby contributing to a downward movement in the stock price of the common stock. Similarly, the downward pressure on the trading price of the common stock could encourage the selling shareholders and other shareholders to engage in short sales of the common stock, which would further contribute to the downward movement of the stock price of the common stock.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of the shares of common stock sold by the selling shareholders.

                              SELLING SHAREHOLDERS


         The following selling shareholders own or beneficially own as of July 26, 2000 and may offer hereby the number of shares of common stock set forth opposite their respective names in the table below (assuming the conversion or exercise of all of the shares of Preferred Stock, Options and Warrants held by such holders into shares of common stock as of the date of this prospectus, without regard to restrictions on ownership percentage applicable to said securities, and based on the assumptions and estimates described herein, including those set forth in footnote (1) to this table). The shares may be offered from time to time by the selling shareholders named below or their nominees. The selling shareholders are under no obligation to sell all or any portion of the Shares pursuant to this prospectus. This prospectus relates to a maximum of 5,790,634 shares of common stock which includes the 668,556 shares of common stock currently owned by the selling shareholders as a result of the conversion on June 16, 2000, 3,194,874 shares of common stock which represent 200% of the shares of common stock issuable to the selling shareholders upon conversion of all outstanding shares of Preferred Stock and exercise of all Options and Warrants (without regard to restrictions on ownership percentage applicable to said securities), and 1,927,204 shares of common stock registered to ensure that a sufficient number of shares will be available upon any conversion of the Series I Preferred Stock or exercise of the Options or Warrants.


         To the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their securities. The information in the table concerning the selling shareholders is based on information provided to, or known by, the Company, except for the assumed conversion ratio of shares of Preferred Stock into Common Stock, which is based solely on the assumptions discussed or referenced in footnote (1) to the table. Information concerning the selling shareholders may change from time to time after the date of this prospectus.



Name of                         Shares held          Shares Offered            Beneficial
Selling                         Prior to             Pursuant to               Ownership
Shareholder                     Offering (1)(2)      Offering(1)(2)            After Offering(3)
-----------                     ---------------      --------------            -----------------

*Elliott Associates, L.P.       1,132,997            1,132,997                  0

**Westgate International, L.P.    1,132,997          1,132,997                  0




---------------------
* Elliott Associates, L.P., a Delaware limited partnership, is a private investment partnership based in New York City whose general partners are Paul E. Singer and Elliott Capital Advisors, L.P., a Delaware limited partnership controlled by Mr. Singer.



** Westgate International, L.P., a Cayman Islands limited partnership, is a private investment partnership whose general partner is Hambledon, Inc., a Cayman Islands corporation controlled by Mr. Singer, and whose investment manager is Elliott International Capital Advisors Inc., a Delaware corporation also controlled by Mr. Singer.



(1) Other than with respect to the shares offered upon the exercise of outstanding Options and Warrants as described in footnote (2) below, the beneficial ownership and shares offered data represent (a) 334,278 shares of common stock previously issued to each selling shareholder pursuant to a conversion of 789 shares of Series I Preferred Stock and (b) 445,671 shares of common stock estimated to be issuable upon the conversion of, or otherwise in respect to, the 961 shares of Preferred Stock currently beneficially owned by each selling shareholder, using a price of $2.1563 (the average of the two lowest closing bid prices of the common stock during the fifteen trading days immediately prior to the filing date of this registration statement) in determining the number of shares of common stock issuable, and without regard to restrictions on ownership percentage applicable to said securities. The actual number of shares of common stock offered hereby is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors which cannot be predicted by the Company at this time, including, among others, application of the conversion provisions based on market prices prevailing at the actual date of conversion and whether or to what extent dividends are paid in shares of Preferred Stock. This presentation is not intended to constitute a prediction as to the future market price of the common stock. The shares of Series I Preferred Stock were issued in a private placement in April 2000.


(2) This table assumes that an aggregate of (a) 618,595 shares of common stock (subject to adjustments) are issuable upon the exercise of Options to purchase shares of common stock at an exercise price of $4.8497 per share (subject to adjustments) and (b) 87,500 shares of common stock (subject to adjustments) are issuable upon the exercise of Warrants to purchase shares of common stock at an exercise price of $5.3116 per share (subject to adjustments), issued to the holders of the Series I Preferred Stock in connection with the private placement in April 2000.

(3) This table assumes that all of the shares of common stock will be sold by the selling shareholders.

         The selling shareholders will receive all of the proceeds from the sale of the shares offered hereby. The Company will not receive any proceeds from the sale of such shares. However, 706,095 shares of the shares offered hereby are issuable upon the exercise of outstanding Warrants and Options to purchase shares of common stock (subject to adjustments). If all of the Warrants and Options were exercised by the selling shareholders, the Company estimates that it would receive gross cash proceeds of approximately $3.46 million in the aggregate (assuming none of the Warrants were exercised pursuant to the cashless exercise provisions contained therein). Holders of the Warrants have the right to exercise the Warrants held by them by delivering shares of common stock as payment therefore pursuant to the terms of the Warrants. The Company will bear the expenses of this offering. No selling shareholder has held any position or office or had any other material relationship with the Company.

                              PLAN OF DISTRIBUTION


         Some of the maximum of 5,790,634 shares of our common stock being offered under this prospectus may be sold by the selling shareholders. Such shares of our common stock have been included in the registration statement of which this prospectus forms a part.

         The following table illustrates the increasing number and percentage of shares of common stock that would be actually owned by all the selling shareholders together which would result from an increasingly discounted trading price of the common stock, assuming conversion of all of the remaining shares of Series I Preferred Stock at a conversion price equal to the following discounts from the average trading price of the common stock on July 26, 2000 (assuming for these purposes that the limitations on percentage ownership and other limitations contained in the terms of the Series I Preferred Stock, as described in footnote 3 to the table, did not exist).




--------------------------------------------------------------------------------------------------------------------
                                                 Shares of Common               Percentage Owned by
Discount                  Conversion Price       Stock Issued (2)               Selling Shareholders Together (3)
Percentage                (1)
--------------------------------------------------------------------------------------------------------------------
0%                        $2.1875                1,547,185                      9.75%
--------------------------------------------------------------------------------------------------------------------
4%                        $2.0982                1,584,599                      9.99%
--------------------------------------------------------------------------------------------------------------------
25%                       $1.6406                1,840,079                      11.60%
--------------------------------------------------------------------------------------------------------------------
50%                       $1.0938                2,425,735                      15.29%
--------------------------------------------------------------------------------------------------------------------
63%                       $0.8119                3,035,841                      19.14%
--------------------------------------------------------------------------------------------------------------------
75%                       $0.5469                4,182,910                      26.38%
--------------------------------------------------------------------------------------------------------------------






         (1) The conversion price is based on discounts of the average of the high and low prices per share of the common stock as reported on Nasdaq on July 26, 2000, or a value of $2.1875, and is calculated by multiplying 1.00 minus the discount percentage by the $2.1875 value. The actual conversion price will be based on the average of the two lowest closing bid prices of the common stock, as recorded on Nasdaq, during the fifteen trading days prior to the conversion date. Again, there is no minimum average closing price that fixes the maximum number of shares issuable upon conversion of the Series I Preferred Stock.



         (2) The shares of common stock issued is calculated by adding (1) the shares of common stock already held by the selling shareholders as a result of the conversion of certain of the Series I Preferred Stock on June 16, 2000 (668,556 shares) to (2) the product of the number of shares of Preferred Stock outstanding (1,922 shares) multiplied by the liquidation preference ($1,000 - assuming no dividends have accrued) or ($1,922,000) divided by the conversion price. The number does not include any shares exercisable under the Options or Warrants granted to the selling shareholders, which under the hypothetical fact situations would be "out-of-the money."

         (3) The percentage owned by the selling shareholders is calculated by dividing the shares of common stock issued by the number of shares of common stock outstanding as of July 26, 2000, or 15,861,856 shares. The terms of the Series I Preferred
Stock, included in our First Articles of Amendment to Restated and Amended Articles of Incorporation, however, set the following limitations: (1) the number of shares of common stock that may be acquired by each of the selling shareholders upon conversion of the Series I Preferred Stock, when added to the total number of shares of common stock deemed beneficially owned by such holder and the holder's affiliates that would be aggregated for purposes of determining whether a group exists under Section 13(d) of the Securities Exchange Act of 1934, as amended, shall not exceed 9.99% of the total issued and outstanding shares of the common stock; (2) each selling shareholder shall not acquire, during the 61-day period after either giving notice of an intent to convert Series I Preferred Stock or the acquisition of common stock, additional shares of common stock pursuant to existing rights-to-acquire if the aggregate amount of such additional shares so acquired would exceed 9.99% of the number of shares of common stock outstanding at the time minus the number of shares of common stock actually owned by the selling shareholder at the time; and (3) the number of shares of common stock issuable to the selling shareholders collectively upon the conversion of the Series I Preferred Stock, together with the shares of common stock issuable under the Warrants and Options, shall not exceed 19.99% of the shares of common stock outstanding on April 19, 2000 (15,186,800 shares), or 3,035,841 shares, except upon shareholder approval. If such issuable shares would exceed the 19.99% limitation, we are required to promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares in excess of the 19.99% limitation, and if such shareholder approval is not obtained within 60 days, then each selling shareholder has the right to sell to us the number of Preferred Shares, Warrants and Options which cannot be so converted or exercised. Thus, as illustrated in the table above, although the selling shareholders are able to acquire an increasing number of shares of common stock upon the conversion of the Preferred Shares at an increasingly discounted trading price of the common stock, the amount of shares acquirable is limited pursuant to the terms of the Series I Preferred Stock as described in this paragraph.







         The maximum of 5,790,634 shares of our common stock being offered by the selling shareholders pursuant to this prospectus may be offered and sold from time to time on the Nasdaq Stock Exchange or such other markets upon which we may list shares of our common stock from time to time or in privately negotiated transactions or otherwise. In addition, the selling shareholders may engage in short sales and other transactions in the common stock or derivatives thereof, and may pledge, sell, deliver or otherwise transfer the common stock offered under this prospectus in connection with such transactions. The shares of our common stock may be sold by one or more of the following methods, without limitations:



          - block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction

          - purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers

          - face-to-face transactions between sellers and purchasers without a broker/dealer

         In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated. These brokers and dealers and any other participating brokers and dealers may use this prospectus.

         In the event of a "distribution" of the shares, the selling shareholders, any selling broker or dealer and any "affiliated purchasers" may be subject to Regulation M under the Exchange Act, which regulation would prohibit, with certain exceptions, any such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M prohibits any stabilizing bid or stabilizing purchase for the purpose of pegging, fixing or stabilizing the price of common stock in connection with this offering.

         We have entered into an agreement with the selling shareholders to register the shares of common stock offered hereby under applicable federal and state securities laws. The agreements between us and the selling shareholders provide for cross-indemnification of the selling shareholders and us for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of registration of these shares.

         To comply with certain states' securities laws, if applicable, the shares of common stock registered hereunder will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by D'Ancona & Pflaum. Arthur Don, a member of D'Ancona & Pflaum, is one of our directors.

                                     EXPERTS

         The audited financial statements as of March 31, 1999 and 2000, and each of the years in the three-year period ended March 31, 2000, incorporated by reference in this prospectus have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in auditing and accounting in giving such reports.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. Words such as "expects", "anticipates", "intends", "believes", "plans", "seeks", "estimates" and similar expressions or variations of these words are intended to identify forward-looking statements, but are not the only means of identifying forward-looking statements in this prospectus. Additionally, statements that refer to our estimated or anticipated future results, sales or marketing strategies, new product development or performance or other non-historical facts are forward-looking and reflect our current perspective of existing information. Forward-looking statements are inherently subject to risks and uncertainties that cannot be predicted or quantified, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements depending on a variety of factors including our recent history of losses, the dilution and potential dilution relating to the preferred stock, options and warrants, the volume and timing of orders received during the quarter, our ability to successfully market our products, our ability to keep pace with our competition and with rapid technological change, our ability to manage turnover in our sales and marketing and other personnel and to attract and maintain personnel generally, as well as other risk factors mentioned throughout this prospectus and in our other filings with the Securities and Exchange Commission. Readers are urged not to place undue reliance on forward-looking statements and we disclaim any obligation to update any of the forward-looking statements contained in this prospectus to reflect any future events or developments.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We have filed a Registration Statement on Form S-3 relating to the securities offered by this prospectus with the Commission. This prospectus does not contain all of the information set forth in the Registration Statement and its accompanying exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete; however, all material information with respect to these contracts and documents are disclosed in this prospectus. In each instance, we refer you to the copy of the contract or other document filed as an exhibit to the Registration Statement, each of those statements being qualified in all respects by the actual contract or other document.

         For further information with respect to us and the securities offered in this prospectus, we refer you to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge at the public reference facilities maintained by the Commission at:

         Room 1024, Judiciary Plaza
         450 Fifth Street, N.W.
         Washington, D.C. 20549

and will also be available for inspection and copying at the regional offices of the Commission located at:


         Citicorp Atrium Center and                and            7 World Trade Center
         500 West Madison Street, Suite 1400                      New York, New York 10048
         Chicago, Illinois 60661


Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the Commission at:

         450 Fifth Street, N.W.
         Washington, D.C. 20549

This material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

         We are governed by the reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.

         These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission set forth above, and copies of these materials can be obtained from the Commission's Public Reference Section at prescribed rates or from us at 1500 Northwest 118th Street, Des Moines, Iowa (telephone: (515) 223-8000) Attn: Beth E. Law. We furnish our stockholders with annual reports containing audited financial statements and any other periodic reports we deem appropriate or as may be required by law.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS, INCORPORATED HEREIN OR BY REFERENCE OR CONTAINED IN A PROSPECTUS SUPPLEMENT. NEITHER WE NOR EITHER OF THE SELLING SHAREHOLDERS HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. THE SELLING SHAREHOLDERS ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS, OR INCORPORATED HEREIN BY REFERENCE, OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENTS.









                               5,790,634 shares of
                                 common stock of
                          Microware Systems Corporation



                  The date of this prospectus is July __, 2000




--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses, payable in connection with the sale of the shares of common stock being registered hereby. All amounts are estimates: the total estimated fees set forth below shall be paid in full by the Company.


SEC Registration Fees........................................  $ 3,345
Accountants' Fees and Expenses...............................  $ 8,000
Legal Fees and Expenses......................................  $25,000
Miscellaneous................................................  $   655
                                                               -------
    Total....................................................  $37,000
                                                               =======


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Sections 851 and 856 of the Iowa Business Corporation Act ("Iowa BCA") empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney's fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceedings, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Restated and Amended Articles of Incorporation provide that the Registrant shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Iowa law.

         Section 832 of the Iowa BCA permits an Iowa corporation to include in its articles of incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Restated and Amended Articles of Incorporation include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 16. EXHIBITS

     (a) Exhibits. The following exhibits are filed herewith or incorporated by reference as indicated. Exhibit numbers refer to Item 601 of Regulation S-K.


     4.1                   Articles of Amendment to the Restated and Amended
                           Articles of Incorporation of the Company describing the terms of the 4% cumulative convertible preferred stock. (1)

     5.1                   Opinion of D'Ancona & Pflaum LLC


                                      II-1


     10.1                  Securities Purchase Agreement, dated as of April 19,
                           2000, between the Company and Elliott Associates,
                           L.P. and Westgate International, L.P. (1)

     10.2                  Registration Rights Agreement, dated as of April 19,
                           2000, between the Company and Elliott Associates,
                           L.P. and Westgate International, L.P. (1)

     10.3 Form of Option Agreement, dated as of April 19, 2000, issued to Elliott Associates, L.P. and Westgate
                           International, L.P. (1)

     10.4                  From of Warrant Agreement, dated as of April 19,
                           2000, issued to Elliott Associates, L.P. and Westgate
                           International, L.P. (1)

     23.1*                 Consent of KPMG LLP

     23.2                  Consent of D'Ancona & Pflaum LLC (included in Exhibit
                           5.1)

---------------

*Filed herewith. All other exhibits previously filed or incorporated by reference.

(1) Incorporated by reference to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2000.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 28th day of July, 2000.



                                 Microware Systems Corporation


                                 By: /s/ Kenneth B. Kaplan
                                    --------------------------------------------
                                          Kenneth B. Kaplan, President and
                                          Chief Executive Officer






         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.




     SIGNATURE                           TITLE                              DATE
 -----------------------             ----------------                    ----------


/s/ Kenneth B. Kaplan
----------------------           Chairman, President and Chief
Kenneth B. Kaplan                Executive Officer (Principal
                                 Executive Officer)                   July 28, 2000



                                      II-4


*
----------------------
George E. Leonard                Director, Executive Vice             July 28, 2000
                                 President, Chief Financial
                                 Officer, Chief Operating
                                 Officer, Treasurer and
                                 Secretary (Principal
                                 Financial
                                 Officer)


*
----------------------
Beth E. Law                      Chief Accounting Officer,            July 28, 2000
                                 Controller and Assistant
                                 Treasurer (Principal
                                 Accounting Officer)


*
----------------------
James A. Gordon                  Director                             July 28, 2000



*
----------------------
Daniel P. Howell                 Director                             July 28, 2000



*
----------------------
Dennis E. Young                  Director                             July 28, 2000



*
----------------------
Arthur Don                       Director                             July 28, 2000




------------------


* by:    Kenneth B. Kaplan,
         Attorney in fact

                                 EXHIBIT INDEX*


23.1     Consent of KPMG LLP


---------------

* Exhibits previously filed or incorporated by reference not included. See Part II, Item 16.


                                      II-6